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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  As independent certified public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of the Form S-1 Registration Statement filed by Signature Resorts, Inc. on December 20, 1996, under the Securities Act of 1933 to register 3,450,000 shares of Common Stock, $0.01 par value and $115,000,000 of Convertible Subordinated Notes.

                                          ARTHUR ANDERSEN LLP

December 20, 1996,
Orlando, Florida